EXHIBIT 5.1

FOLEY & LARDNER LLP
ATTORNEYS AT LAW

402 W. BROADWAY, SUITE 2300
SAN DIEGO, CA 92101-3542
619.234.6655 TEL
619.234.3510 FAX
March 2, 2006	www.foley.com

WRITER’S DIRECT LINE
619.685-4615
kpolin@foley.com EMAIL

CLIENT/MATTER NUMBER
057789-0102

Somanta Pharmaceuticals, Inc.
19200 Von Karmen Avenue, Suite 400
Irvine, CA 92612

Dear Ladies and Gentlemen:

          You have requested our opinion with respect to certain matters in connection with the filing by Somanta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration of up to 30,898,086 shares of the Company’s common stock, par value $0.001, on behalf of the selling shareholders named therein, including:

                    (i)          up to 14,218,051 shares of the Company’s common stock (the “Common Shares”);

                    (ii)         up to 9,877,197 shares of common stock issuable upon conversion of the Company’s Series A Convertible Preferred Stock (the “Conversion Shares”); and

                    (iii)        up to 6,802,838 shares of the Company’s common stock (the “Warrant Shares”) issuable upon exercise of certain warrants to purchase the Company’s common stock (the “Warrants”).

          In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s Certificate of Incorporation and Certificate of Designations, the Company’s Bylaws, the Warrants, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

          On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Common Shares have been validly issued are fully-paid and non-assessable, (ii) the Conversion Shares when issued in accordance with the terms of the Certificate of Incorporation and Certificate of Designations will be validly issued, fully-paid and non-assessable, and (iii) the Warrant Shares when issued and sold in accordance with the terms of the Warrants will be validly issued, fully-paid and non-assessable.

BRUSSELS	LOS ANGELES	ORLANDO	SAN FRANCISCO	TOKYO
CHICAGO	MADISON	SACRAMENTO	SILICON VALLEY	WASHINGTON, D.C.
DETROIT	MILWAUKEE	SAN DIEGO	TALLAHASSEE	WEST PALM BEACH
JACKSONVILLE	NEW YORK	SAN DIEGO/DEL MAR	TAMPA

IT&E International Group
March 2, 2006

          We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Foley & Lardner LLP

/s/ Foley & Lardner, LLP